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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated February 28, 1994, accompanying the consolidated financial statements and schedules included in the Annual Report of Countrywide Mortgage Investments, Inc. on Form 10-K for the year ended December 31, 1993.
We hereby consent to the incorporation by reference of said report in the Registration Statements of Countrywide Mortgage Investments, Inc. of Forms S-8 (File No. 33-8442, effective August 25, 1986 and File No. 33-32562, effective December 15, 1989) and on Form S-3 (File No. 33-48149, effective June 15, 1992).



GRANT THORNTON

Los Angeles, California
February 28, 1994